CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's



January 24, 2002


I consent to the use, of my report dated December 12, 2001, in the Form SB2, on the financial statements of Golfers Gear Inc., dated November 30, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
Clyde Bailey